Earnings Results Second Quarter 2026 Exhibit 99.2

2 Forward-Looking Statements This slide presentation and certain of our other filings with the Securities and Exchange Commission contain statements that constitute "forward-looking statements" within the meaning of, and subject to the protections of, Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. All statements other than statements of historical fact are forward- looking statements. You can identify these forward-looking statements through Pinnacle’s use of words such as "believes," "anticipates," "expects," "may," "will," "assumes," "predicts," "could," "should," "would," "intends," "targets," "estimates," "projects," "plans," "potential" and other similar words and expressions of the future or otherwise regarding the outlook for Pinnacle's future business and financial performance and/or the performance of the banking industry and economy in general. These forward-looking statements include, among others, statements on our expectations related to (1) the anticipated benefits and risks related to the recently completed business combination transaction between Synovus Financial Corp., a Georgia corporation (“Synovus”) and Pinnacle Financial Partners, Inc., a Tennessee corporation (“Legacy Pinnacle”), including the risk that the cost savings and revenue synergies from the transaction may not be fully realized or may take longer than anticipated to be realized, the risk that the integration of Legacy Pinnacle’s and Synovus’ respective businesses and operations will be materially delayed or will be more costly or difficult than expected, including as a result of unexpected factors or events, and risks related to management and oversight of the expanded business and operations of the combined company; (2) loan growth; (3) deposit growth; (4) net interest income and net interest margin; (5) revenue growth, including growth attributable to Pinnacle’s investment in Bankers Healthcare Group ("BHG"); (6) non-interest expense; (7) credit trends and key credit performance metrics; (8) our future operating and financial performance; (9) our strategy and initiatives for future revenue growth, balance sheet optimization, capital management, and expense management, including those statements related to our talent recruitment strategy and expected embedded growth from that strategy; (10) our effective tax rate; (11) our capital position; and (12) our assumptions underlying these expectations. Prospective investors are cautioned that any such forward-looking statements are not guarantees of future performance and involve known and unknown risks and uncertainties which may cause the actual results, performance or achievements of Pinnacle to be materially different from the future results, performance or achievements expressed or implied by such forward-looking statements. Forward-looking statements are based on the information known to, and current beliefs and expectations of, management and are subject to significant risks and uncertainties. Actual results may differ materially from those contemplated by such forward-looking statements. A number of factors could cause actual results to differ materially from those contemplated by the forward-looking statements in this presentation. Many of these factors are beyond Pinnacle's ability to control or predict. These forward-looking statements are based upon information presently known to Pinnacle's management and are inherently subjective, uncertain and subject to change due to any number of risks and uncertainties, including, without limitation, the risks and other factors set forth in Pinnacle's filings with the Securities and Exchange Commission, including its Annual Report on Form 10-K for the year ended December 31, 2025 under the captions "Cautionary Notice Regarding Forward-Looking Statements" and "Risk Factors" and in Pinnacle’s quarterly reports on Form 10-Q and current reports on Form 8-K. We believe these forward-looking statements are reasonable; however, undue reliance should not be placed on any forward-looking statements, which are based on current expectations and speak only as of the date that they are made. We do not assume any obligation to update any forward-looking statements as a result of new information, future developments or otherwise, except as otherwise may be required by law.

3 Use of Non-GAAP Financial Measures This slide presentation contains certain non-GAAP financial measures determined by methods other than in accordance with generally accepted accounting principles. Such non-GAAP financial measures include the following: adjusted net income available to common shareholders; adjusted diluted earnings per share; adjusted return on average assets; return on average tangible common equity; adjusted return on average tangible common equity; adjusted non-interest revenue; adjusted total revenue taxable equivalent (TE); adjusted non-interest expense; adjusted tangible efficiency ratio; tangible common equity ratio; tangible book value per common share; and adjusted pre-provision net revenue (PPNR). The most comparable GAAP measures to these measures are net income available to common shareholders; diluted earnings per share; return on average assets; return on average common equity; total non-interest revenue; total revenue; total non-interest expense; efficiency ratio-TE; total shareholders' equity to total assets ratio; book value per common share; and PPNR, respectively. Management believes that these non-GAAP financial measures provide meaningful additional information about Pinnacle to assist management and investors in evaluating Pinnacle's operating results, financial strength, the performance of its business and the strength of its capital position. However, these non-GAAP financial measures have inherent limitations as analytical tools and should not be considered in isolation or as a substitute for analyses of operating results or capital position as reported under GAAP. The non-GAAP financial measures should be considered as additional views of the way our financial measures are affected by significant items and other factors, and since they are not required to be uniformly applied, they may not be comparable to other similarly titled measures at other companies. Adjusted net income available to common shareholders, adjusted diluted earnings per share and adjusted return on average assets are measures used by management to evaluate operating results exclusive of items that are not indicative of ongoing operations and impact period-to-period comparisons. Return on average tangible common equity and adjusted return on average tangible common equity are measures used by management to compare Pinnacle's performance with other financial institutions because it calculates the return available to common shareholders without the impact of intangible assets and their related amortization, thereby allowing management to evaluate the performance of the business consistently. Adjusted non-interest revenue and adjusted total revenue TE are measures used by management to evaluate non-interest revenue and total revenue exclusive of net investment securities gains (losses), fair value adjustments on nonqualified deferred compensation, and other items not indicative of ongoing operations that could impact period-to-period comparisons. Adjusted non-interest expense and the adjusted tangible efficiency ratio are measures utilized by management to measure the success of expense management initiatives focused on reducing recurring controllable operating costs. The tangible common equity ratio is used by stakeholders to assess our capital position. Tangible book value per common share is used by stakeholders to assess our financial stability and value. Adjusted PPNR is used by management to evaluate PPNR exclusive of items that management believes are not indicative of ongoing operations and impact period-to-period comparisons. The computations of the non-GAAP financial measures used in this slide presentation are set forth in the appendix to this slide presentation. Management does not provide a reconciliation for forward-looking non-GAAP financial measures where it is unable to provide a meaningful or accurate calculation or estimation of reconciling items and the information is not available without unreasonable effort. This is due to the inherent difficulty of forecasting the occurrence and the financial impact of various items that have not yet occurred, are out of Pinnacle's control, or cannot be reasonably predicted. For the same reasons, Pinnacle's management is unable to address the probable significance of the unavailable information. Forward-looking non-GAAP financial measures provided without the most directly comparable GAAP financial measures may vary materially from the corresponding GAAP financial measures. Merger-Related Notes • • The merger of Legacy Pinnacle and Synovus closed on January 1, 2026 and all purchase accounting adjustments are preliminary as of June 30, 2026 and are subject to change until the measurement period is closed. • Prior periods' consolidated financial statements have been reclassified whenever necessary to conform to the current periods' presentation. • Fourth Quarter 2025 has been presented for the combined franchise in certain cases throughout this presentation and is indicated with a reference to "4Q25C" or "combined basis" where used. • As of June 30, 2026, preliminary remaining accretable purchase accounting loan marks are $666 million as shown in this slide presentation.

4 Top TSR Win with PNFP footprint population projected to grow ~2x faster than national average(1) Why We Win THE CLIENTS THE TEAM Win with THE SHAREHOLDERS Leads to Winning with Highly Successful Operating and Recruiting Model That Generates Top Quartile Revenue, EPS and TBV Growth Industry-Leading Client Service + = Regional Bank Employer of Choice Top NPS Top Engagement (1) Source: S&P Capital IQ Pro Objective: Objective: Objective:

The Pinnacle Model: A Self-Reinforcing Growth Flywheel

Pinnacle FINANCIAL PARTNERS

An Economically Resilient Growth Model


OUTPERFORM
Reach #1 in growth & returns
ATTRACT
Be the best place to work
Fortune #3 · 93% engagement
HIRE
Land experienced producers
Avg 18 yrs experience
ALIGN
Drive collaboration & EPS focus
~8,500 employees · 1 core incentive plan
GROW
Migrate Business
Significant future growth already embedded
THE PINNACLE FLYWHEEL
Compounds every cycle

Top Quartile Growth Over Last 10 Years(1):

BVPS CAGR:	Rev PS CAGR:	EPS CAGR:
11%	**11%**	**11%**
*TBVPS CAGR(2): **12%***	*Adj. Rev PS CAGR(2): **11%***	*Adj. EPS CAGR(2): **12%***

On Pace for 225-250 New Producers in 2026

Relationship-driven hiring

Continuous recruiting of bankers through the network; goal of bringing their best clients & colleagues

Decentralized empowerment

Local authority on decisions; specialists support the geographies & collaborate around the client

One unified incentive

Core plan centers on EPS & revenue growth(3) - metrics that drive shareholder return - not individual scorecards

Note: Peer Banks include: TFC, RF, FHN, SSB, HBAN, FITB, MTB, KEY, ZION, WAL, PNC, FCNC.A, CFG, WBS, UMBF, VLY, FLG, ONB, COLB, WTFC, CFR, BOKF, and FNB; UMBF and CFR excluded from TBVPS growth analysis due to data availability; (1) Source: S&P Capital IQ; PNFP and peer bank CAGRs calculated from annual results, Dec. 31, 2015 – Dec. 31, 2025; (2) Source: S&P Capital IQ; Non-GAAP financial measure; (3) With core plan also subject to certain asset quality governors

5

6 230 217 250 275 Combined Legacy PNFP-SNV PNFP 2024A 2025A 2026E 2027E 50 74 34 Hiring leads to sustainable, best in class, long-term growth: Revenue Producer Hiring Accelerates in Second Quarter 225-250 250-275 12-14% GROSS NEW HIRES 6-7% TURNOVER RATE 6-7% NET PRODUCER GROWTH 3-6% FROM EXISTING PRODUCERS 9-13% BALANCE SHEET GROWTH - = + = Note: The Legacy PNFP-SNV merger closed on January 1, 2026; (1) Represents new hires or accepted offers July 1-15, 2026. FY 2026 Progress to Target 250 Annual Hiring Targets 0 63% of Goal (1)

7 ($ in millions, except per share data) 2Q26 % Change QoQ Net Interest Income $956 2% Provision for Credit Losses $63 (17)% Non-Interest Revenue $247 (13)% Total Revenue $1,203 (1)% Non-Interest Expense $721 (24)% Pre-Provision Net Revenue $482 82% Net Income Available to Common Shareholders $313 131% Diluted EPS $2.07 133% (1) Non-GAAP financial measures; see appendix for applicable reconciliations; (2) TE - Taxable Equivalent Second Quarter 2026 Financial Performance ($ in millions, except per share data) 2Q26 % Change QoQ Net Interest Income (TE)(2) $968 2% Provision for Credit Losses $63 (17)% Adjusted Non-Interest Revenue $270 (4)% Adjusted Total Revenue (TE)(2) $1,238 1% Adjusted Non-Interest Expense $662 (2)% Adjusted Pre-Provision Net Revenue $576 4% Adjusted Net Income Available to Common Shareholders $379 4% Adjusted Diluted EPS $2.50 5% Strong earnings per share Income Statement Summary (GAAP) Income Statement Summary (Adjusted)(1) $2.07 2Q26 DILUTED EPS $2.50 2Q26 ADJUSTED DILUTED EPS(1)

Second Quarter 2026 Financial Performance

Pinnacle FINANCIAL PARTNERS

14%
QoQ ANNUALIZED LOAN GROWTH

14.9% / 17.7%
ROTCE / ADJUSTED ROTCE[2][3]

0.22%
NCOs[2] / AVERAGE LOANS

Period End Balance Sheet Growth

($ in millions)	2Q26	% Change QoQ
Loans	$88,076	3%
Deposits	$100,898	1%
Core Deposits[1]	$91,795	0%
Non-Interest Bearing Deposits	$20,224	1%

Healthy linked quarter balance sheet growth

Profitability Metrics

	2Q26	1Q26
ROAA[2]	1.06%	0.50%
Adjusted ROAA[2][3]	1.27%	1.26%
ROCE[2]	9.0%	4.0%
Adjusted ROCE[2][3]	10.9%	10.6%
ROTCE[2][3]	14.9%	7.6%
Adjusted ROTCE[2][3]	17.7%	17.7%
Net Interest Margin[2]	3.44%	3.53%
Efficiency Ratio - TE[4]	59.4%	77.4%
Adjusted Efficiency Ratio[2][3]	49.8%	51.3%

Credit & Capital Metrics

	2Q26	1Q26
NCOs/Average Loans[2]	0.22%	0.23%
NPLs/Loans	0.47%	0.54%
Allowance for Credit Losses %	1.17%	1.19%
CET1 Ratio[5]	9.93%	9.81%

Sound credit quality & capital

(1) Core Deposits exclude non-ICS brokered deposits; (2) Annualized; (3) Non-GAAP financial measure; see appendix for applicable reconciliation; (4) TE - Taxable Equivalent; (5) 2Q26 capital ratios are preliminary

8

1 Year Since Synovus Merger Announcement

Pinnacle FINANCIAL PARTNERS

PERFORMANCE SCOREBOARD

6 MONTHS POST-CLOSE

TEAM	CLIENT	FINANCIAL	INTEGRATION
94% Revenue Producer Retention[1] *Excl. synergies*	**#1** Client NPS Ranking Maintained[2] *Among peers*	**19%** Adjusted EPS Accretion[4] vs Pre-Announcement Consensus	✓ ON TRACK **Systems Conversion** *Scheduled for 1Q 2027*
124 New Producers Added Since Close[1]	**14%** Net Business Momentum[2][3] *vs. peer median of 5%*	**12%** Annualized Loan Growth YTD[5] *vs Combined*	✓ IN-LINE **Revenue & Cost Synergies + Merger Costs** *Tracking per plan*

"

Two quarters in, this merger is performing exactly as we designed it. Integration is running ahead of plan, we're on pace to deliver planned cost savings and revenue synergies, and we remain firmly on track for our systems conversion in the first quarter of 2027. Our people are engaged, our recruiting engine hasn't missed a beat, and our clients are seeing the benefits of a bigger, more capable franchise.

Kevin Blair
Chief Executive Officer

(1) Source: PNFP internal data; retention excludes synergies; (2) Coalition Greenwich Voice of Client – 2026 US Commercial Banking Study (Pinnacle Financial Footprint $1–500MM, Q1 2026 R4Q, Banking). Peer group is comprised of the 8 largest banks within Pinnacle's footprint as measured by customer market share; (3) Net Business Momentum defined as the net of clients surveyed that expect to give Pinnacle more business versus less business; (4) GAAP equivalent accretion is (28)%; Non-GAAP financial measure; represents YTD adjusted EPS versus Visible Alpha consensus as of June 1, 2025; (5) YTD annualized growth compared to combined Legacy PNFP and SNV balances at December 31, 2025, and excludes purchase accounting loan mark

9

10 1Q 22 2Q 22 3Q 22 4Q 22 1Q 23 2Q 23 3Q 23 4Q 23 1Q 24 2Q 24 3Q 24 4Q 24 1Q 25 2Q 25 3Q 25 4Q 25 1Q 26 2Q 26 $— $500 $1,000 $1,500 Adjusted Diluted EPS 1Q 22 2Q 22 3Q 22 4Q 22 1Q 23 2Q 23 3Q 23 4Q 23 1Q 24 2Q 24 3Q 24 4Q 24 1Q 25 2Q 25 3Q 25 4Q 25 1Q 26 2Q 26 $0.50 $1.00 $1.50 $2.00 $2.50 Tangible Book Value Per Share 1Q 22 2Q 22 3Q 22 4Q 22 1Q 23 2Q 23 3Q 23 4Q 23 1Q 24 2Q 24 3Q 24 4Q 24 1Q 25 2Q 25 3Q 25 4Q 25 1Q 26 2Q 26 $25 $30 $35 $40 $45 $50 $55 $60 $65 Book Value Per Common Share 1Q 22 2Q 22 3Q 22 4Q 22 1Q 23 2Q 23 3Q 23 4Q 23 1Q 24 2Q 24 3Q 24 4Q 24 1Q 25 2Q 25 3Q 25 4Q 25 1Q 26 2Q 26 $50 $55 $60 $65 $70 $75 $80 $85 $90 $95 Diluted Reported EPS 1Q 22 2Q 22 3Q 22 4Q 22 1Q 23 2Q 23 3Q 23 4Q 23 1Q 24 2Q 24 3Q 24 4Q 24 1Q 25 2Q 25 3Q 25 4Q 25 1Q 26 2Q 26 $0.50 $1.00 $1.50 $2.00 $2.50 $3.00 1Q 22 2Q 22 3Q 22 4Q 22 1Q 23 2Q 23 3Q 23 4Q 23 1Q 24 2Q 24 3Q 24 4Q 24 1Q 25 2Q 25 3Q 25 4Q 25 1Q 26 2Q 26 $— $500 $1,000 $1,500 Our Focus is Unchanged Note: The Legacy PNFP-SNV merger closed on January 1, 2026 and all purchase accounting adjustments are preliminary as of June 30, 2026 and are subject to change until the measurement period is closed; All CAGR information reflects 1Q22-2Q26 Pinnacle results; (1) Non-GAAP financial measures; see appendix for applicable reconciliations; (2) TE - Taxable Equivalent (1)(1) 1Q22-4Q25 Results Reflect Legacy PNFP, While 1Q26 and 2Q26 Reflect the Combined Organization CAGR: 6% CAGR: 1 0% CAGR : 10% CAGR: 8% 2Q26: $1,203 2Q26: $2.07 2Q26: $93 2Q26: $1,238 2Q26: $2.50 2Q26: $63 Reported Revenue (in millions) Adjusted Revenue TE(1)(2) (in millions)

11 1Q 22 2Q 22 3Q 22 4Q 22 1Q 23 2Q 23 3Q 23 4Q 23 1Q 24 2Q 24 3Q 24 4Q 24 1Q 25 2Q 25 3Q 25 4Q 25 4Q 25 C 1Q 26 2Q 26 $— $50 $100 NPAs/Loans + ORE 1Q 22 2Q 22 3Q 22 4Q 22 1Q 23 2Q 23 3Q 23 4Q 23 1Q 24 2Q 24 3Q 24 4Q 24 1Q 25 2Q 25 3Q 25 4Q 25 4Q 25 C 1Q 26 2Q 26 0.20% 0.40% 0.60% 0.80% 1.00% NCOs/Average Loans 1Q 22 2Q 22 3Q 22 4Q 22 1Q 23 2Q 23 3Q 23 4Q 23 1Q 24 2Q 24 3Q 24 4Q 24 1Q 25 2Q 25 3Q 25 4Q 25 4Q 25 C 1Q 26 2Q 26 —% 0.10% 0.20% 0.30% 0.40% 0.50% Common Equity Tier 1 Ratio 1Q 22 2Q 22 3Q 22 4Q 22 1Q 23 2Q 23 3Q 23 4Q 23 1Q 24 2Q 24 3Q 24 4Q 24 1Q 25 2Q 25 3Q 25 4Q 25 1Q 26 2Q 26 —% 2.0% 4.0% 6.0% 8.0% 10.0% 12.0% 14.0% 1Q 22 2Q 22 3Q 22 4Q 22 1Q 23 2Q 23 3Q 23 4Q 23 1Q 24 2Q 24 3Q 24 4Q 24 1Q 25 2Q 25 3Q 25 4Q 25 4Q 25 C 1Q 26 2Q 26 $— $50 $100 Note: The Legacy PNFP-SNV merger closed on January 1, 2026 and all purchase accounting adjustments are preliminary as of June 30, 2026 and are subject to change until the measurement period is closed; (1) 4Q25C reflects combined Legacy PNFP and SNV 4Q25 period-end loans, period-end deposits, revenue producer hires, NCOs/average loans and NPAs/loans + ORE for 4Q25 Our Focus is Unchanged 1Q22-4Q25 Results Reflect Legacy PNFP, While 4Q25C, 1Q26 and 2Q26 Reflect the Combined Organization Revenue Producer Hires 1Q 22 2Q 22 3Q 22 4Q 22 1Q 23 2Q 23 3Q 23 4Q 23 1Q 24 2Q 24 3Q 24 4Q 24 1Q 25 2Q 25 3Q 25 4Q 25 4Q 25 C 1Q 26 2Q 26 10 20 30 40 50 60 70 80 (1) (1) (1) 2Q26: $88.1 2Q26: 9.93% 2Q26: 0.22% 2Q26: $100.9 2Q26: 74 2Q26: 0.50% Period-End Deposits(1) ($ in billions) Period-End Loans(1) ($ in billions)

Financial Performance

Loans

Highlights

- 2Q26 period-end loan growth was $2.9B or 14% annualized
- Growth was diverse across geographies, specialty lines and asset classes
- 2Q26 new funded loan production was up over 20% on a linked quarter basis while yields and spreads on new originations were relatively stable
- C&I utilization rate increased 1.3% linked quarter supporting ~$350MM of 2Q loan growth[1]

Period-End Loans *($ in millions)*



$85,197
$2,690
$(114)
$289
$14
$88,076
14% Annualized QoQ Growth
1Q26
C&I
CRE
Consumer
Other(2)
2Q26

Period-End Organic Loan Growth Attribution[2] *($ in millions)*



$85,197
$1,293
$1,557
$28
$88,076
1Q26
Geography
Specialty and Other(3)
Loan Mark Accretion
Total

Funded Production and Loan Spreads *($ in billions)*



$6B
$3B
$0B
2.47%
2.49%
1Q26
2Q26
Funded Production
WA Variable Spread Commercial Loans(4)

Note: The Legacy PNFP-SNV merger closed on January 1, 2026 and all purchase accounting adjustments are preliminary as of June 30, 2026 and are subject to change until the measurement period is closed; Amounts may not add up due to rounding; (1) The change in utilization rate is based on commitments existing at the end of 1Q26; (2) Other inclusive of loan mark accretion of $28MM and unearned fee change of $(14)MM; (3) Specialty and Other includes specialty loan verticals and other loans centrally managed outside of our lines of business; (4) WA Variable Spread represents SOFR equivalent spreads and is approximately 72% of committed production

13

14 Quarterly Deposit Production Trends ($ in billions) • More moderate deposit growth was consistent with expected seasonal patterns ◦ New deposit production increased approximately 20% on a linked quarter basis, offset by seasonal outflows from existing accounts ◦ Excluding Public Funds, Core Deposits(1) grew $963MM QoQ Normalized Core Deposit Growth(1)(2) $100,103 $819 $269 $(24) $(821) $552 $100,898 1Q26 MMA and Savings Non- Interest Bearing Time Interest- Bearing DDA Non-Core Deposits 2Q26 Deposits Period-End Deposits ($ in millions) Note: The Legacy PNFP-SNV merger closed on January 1, 2026 and all purchase accounting adjustments are preliminary as of June 30, 2026 and are subject to change until the measurement period is closed; Amounts may not add up due to rounding; (1) Core Deposits exclude non- ICS brokered deposits; (2) Includes SNV and Legacy PNFP period-end combined core deposits; (3) Change in existing accounts includes balance fluctuations and account closures H i g h l i g h t s 100.0% 101.5% 101.7% 102.7% 105.8% 100.0% 102.1% 102.4% Prior Year End 1Q 2Q 3Q 4Q New Production Change in Existing Accounts 1Q26 2Q26 -5 0 5 (3) $243MM QoQ Core Deposit(1) Growth

15 $408 $933 $956 3.27% 3.53% 3.44% Net Interest Income Net Interest Margin 4Q25 1Q26 2Q26 Net Interest Income 3.53% (0.02)% (0.01)% (0.03)% (0.02)% (0.01)% 3.44% 1Q26 NIM 1Q Non- Recurring Daycount Marginal Wholesale Funding Loan Yields Debt Issuance 2Q26 NIM Net Interest Margin (NIM) Attribution Net Interest Income and Net Interest Margin ($ in millions) Note: The Legacy PNFP-SNV merger closed on January 1, 2026 and all purchase accounting adjustments are preliminary as of June 30, 2026 and are subject to change until the measurement period is closed; Amounts may not add up due to rounding • Net interest income increased 2% QoQ or 10% annualized • Linked-quarter NIM decline to 3.44% primarily driven by non-recurring items, modest pressure from lower SOFR rates and PAA on loan yields, and incremental wholesale funding reliance due to deposit seasonality • Deposit cost relatively stable at 2.14% H i g h l i g h t s 6.14% 6.11% 2.13% 2.14% Loan Yields Total Deposit Cost 1Q26 2Q26 Loan Yields and Deposit Costs Non-Recurring/ Seasonal

Non-Interest Revenue

Pinnacle FINANCIAL PARTNERS

Highlights

YoY

- On a combined basis, Core Banking Fees, Wealth Management and Capital Markets collectively exhibited double-digit YoY growth
- Capital Markets exhibited another exceptionally strong quarter as strong loan production and revenue synergies drove 20% YoY growth on a combined basis[1]

QoQ

- Decline in BHG investment income consistent with guidance and reflects intentional shift in placement strategy[3]
- Other Income, net of adjusted items, was down QoQ as a result of lower equity investment income (ex BHG) and ancillary third-party sponsorship revenue
- Investment losses were a result of previously disclosed liquidity strategies

Non-Interest Revenue *($ in millions)*	2Q26	QoQ % Change
Core Banking Fees	$93	3 %
Wealth Management Fees[2]	$85	— %
Loan Sales and Servicing Fees	$9	(8)%
Capital Markets Income	$18	3 %
Income from BHG Investment	$24	(23)%
BOLI	$19	(5)%
Investments Gains (Losses), Net	$(29)	nm
Other Non-Interest Revenue	$28	5 %
Total Non-Interest Revenue	**$247**	**(13)%**
Investments (Gains) Losses, Net	$29	nm
Fair value adjustment on non-qualified deferred compensation	$(6)	nm
Adjusted Non-Interest Revenue[4]	**$270**	**(4)%**

Note: The Legacy PNFP-SNV merger closed on January 1, 2026 and all purchase accounting adjustments are preliminary as of June 30, 2026 and are subject to change until the measurement period is closed; Amounts may not add up due to rounding and percentage changes are calculated using unrounded amounts and may differ from calculations on rounded figures; (1) Growth is compared to combined Legacy PNFP and SNV results in prior periods; (2) Wealth management revenue consists primarily of fees derived from trust income, brokerage revenue and insurance revenue; (3) See BHG 2Q26 Overview in appendix for additional details; (4) Non-GAAP financial measure

16

Non-Interest Expense

Pinnacle FINANCIAL PARTNERS

Highlights

- Lower QoQ employment expense a result of elevated 1Q26 seasonal costs
  - Headcount was relatively flat QoQ as merger-related synergies were offset by growth related hiring
- Occupancy, Equipment and Software expense increased QoQ primarily due to increased software related costs
  - Software costs will be offset as merger-related synergies are realized
- Merger-related expense synergy program tracking well towards initial modeling assumption of 40% of $250MM program recognized in 2026
- Merger-related expenses of $51MM in 2Q26 continue to track in line with expectations at merger announcement

Non-Interest Expense *($ in millions)*	2Q26	QoQ % Change
Employment Expense	$378	(5)%
Occupancy, Equipment and Software Expense	102	5 %
Amortization of Intangibles	46	(4)%
Merger-Related Expense	51	(81)%
FDIC insurance and other regulatory fees	20	(11)%
Other Noninterest Expense	124	9 %
Total Non-interest Expense	**$721**	**(24)%**
Merger-Related Expense	(51)	(81)%
Valuation adjustment to Visa derivative	(2)	105 %
Fair value adjustment on non-qualified deferred compensation	(6)	nm
Adjusted Non-interest Expense[(1)]	**$662**	**(2)%**
Efficiency Ratio - TE	**59.4 %**	**(23)%**
Adjusted Tangible Efficiency Ratio[(1)]	**49.8 %**	**(3)%**
Headcount (FTE)	**8,490**	**—%**

Note: The Legacy PNFP-SNV merger closed on January 1, 2026 and all purchase accounting adjustments are preliminary as of June 30, 2026 and are subject to change until the measurement period is closed; Amounts may not add up due to rounding and percentage changes are calculated using unrounded amounts and may differ from calculations on rounded figures; (1) Non-GAAP financial measure

17

Credit Quality

Pinnacle FINANCIAL PARTNERS

Highlights

- NCOs/Average Loans were 0.22% in 2Q26, in line with expectations
- Asset quality remained stable; NPAs as a percentage of loans & ORE declined 8 bps to 0.50% QoQ, reflecting continued resolution of legacy criticized credits
- The criticized and classified loan portfolio declined 22 bps QoQ, driven by successful exits of three relationships totaling $57MM
- Early-stage delinquencies (30–89 days) remained low and consistent QoQ at 14 bps
- ACL coverage of NPLs increased to 248% from 221% QoQ, as the allowance balance remained stable while nonperforming loans declined — reflecting improving underlying credit quality

NCOs/Average Loans



0.40%
0.20%
—%
2Q25
3Q25
4Q25
1Q26
2Q26
Legacy PNFP
Synovus
Pinnacle

NPAs/Loans & ORE



1.00%
0.50%
—%
2Q25
3Q25
4Q25
1Q26
2Q26
Legacy PNFP
Synovus
Pinnacle

Note: The Legacy PNFP-SNV merger closed on January 1, 2026 and all purchase accounting adjustments are preliminary as of June 30, 2026 and are subject to change until the measurement period is closed

18

19 Capital 10.74% 10.83% 10.88% 9.81% 9.93% Common Equity Tier 1 Tier 1 Tier 2 2Q25 3Q25 4Q25 1Q26 2Q26 Note: The Legacy PNFP-SNV merger closed on January 1, 2026 and all purchase accounting adjustments are preliminary as of June 30, 2026 and are subject to change until the measurement period is closed; Amounts may not add up due to rounding; (1) 2Q26 capital ratios are preliminary; (2) Includes various items related to data and regulatory interpretive alignment which impacted risk weights for certain exposures (1) Capital Ratios at June 30, 2026(1) (2Q25-4Q25 ratios are for Legacy PNFP only) Common Equity Tier 1 Ratio(1) 9.81% 0.38% (0.07)% (0.08)% (0.27)% 0.05% 0.09% 0.02% 9.93% 1Q26 Net Income to Common (Adjusted) Adjusted Items Common Dividend RWA Growth Intangibles RWA Other Adjustments Other 2Q26 (Second Quarter 2026 CET1 Ratio Change) • The CET1 Ratio(1) increased 12 bps to 9.93%; Total Risk Based Capital Ratio(1) relatively stable at 12.35% • 10.25% CET1 target, with a continued priority of deploying capital to support organic growth • No share repurchases expected in 2026 11.23% 13.02% 11.30% 12.94% 11.34% 12.97% 10.62% 12.34% H i g h l i g h t s 10.71% 12.35% (2) (1)

20 Estimated Fully Phased CET1 Ratio Comparison(1) (1) Peers include CFG, FCNC.A, FITB, HBAN, KEY, MTB, PNC, RF, TFC, and WAL; Fully Phased CET1 = June 30, 2026 reported CET1 + impacts as individually disclosed [Basel III Endgame (March 2026 NPR) RWA benefit (standardized approach) + AOCI impact from removing the Cat III/IV AOCI opt-out]; midpoints used if range presented (2) PNFP CET1 is estimated, based on preliminary analysis of the proposed regulatory guidance; actual results may differ 9.8% 10.0% 10.2% 10.3% 10.4% 10.4% 11.0% 11.3% 11.7% Estimated Fully Phased CET1 Stated CET1 Target Peer 1 Peer 2 Peer 3 PNFP Peer 4 Peer 5 Peer 6 Peer 7 Peer 8 Brings CET1 in line with 10.25% target and estimated peer median as of 6/30/26 (2)

2026 Outlook

Net Interest Income Growth vs Margin Compression

Pinnacle FINANCIAL PARTNERS

Sustained quarterly NII growth averaging ~2.5% in second half 2026

Quarterly Net Interest Income (TE) (1)



Actual
Outlook (range)
$947MM
+2.2% QoQ
$968MM
≈ +2-4% QoQ
$990–$1,005MM
≈ +1-3% QoQ
$1,010–$1,030MM
1Q26A
2Q26A
3Q26E
4Q26E

Net interest margin (TE) (1)

3.53%	3.44%	*2H26E* 3.40–3.45%
FY2026E 3.44–3.47%		

Key takeaways

- Sustained NII growth is volume-driven: steady earning-asset expansion is what carries NII higher quarter after quarter
- Core pricing held: portfolio loan yields ~6.11% and deposit costs ~2.14%; loan production spreads widened QoQ while deposit production costs were relatively stable
- Marginal loan growth beyond 10% provides tailwind to NII but results in added margin pressure given higher cost of incremental funding

Illustrative NIM roll-forward to year-end 2026



3.50%
-2 to -4 bps
-1 to -3 bps
-3 to -5 bps
+2 to +4 bps
~3.40 to 3.45%
Normalized at Close (2)
+10% Loan Growth
Additional +1% Growth
Cat IV Liquidity(3)
Fixed Rate Asset Repricing
2026 Year End NIM

(1) Non-GAAP financial measure; see appendix for applicable reconciliation; TE - Taxable Equivalent; (2) Excludes ~3 bps of non-recurring impact; (3) Cat IV liquidity incorporates progress toward planned ~$1B per year of debt issuance over 3 year horizon.

22

2026 Outlook Update

Pinnacle FINANCIAL PARTNERS

	2026 Guidance		Notes
Period-End Loans Ex Loan Mark	$91.0B - $93.0B	No Change to Prior Guidance	*Trending to the high end of the 9-11% range (~$9B of growth, ex loan mark)*
Period-End Total Deposits	$106.5B - $108.5B		*On track for 8% - 10%, or ~$8B - 10B of total deposit growth*
Adjusted Revenue TE[(1)(2)]	$5.00B - $5.20B		*Trending to $5.05B - $5.10B of total revenue* • *Assumes FY NIM of 3.44% - 3.47%; assumes no FOMC action through 2026* • *Assumes 2026 adjusted non-interest revenue[(1)] of $1.125B - $1.145B* – *Forecasted BHG Investment income of $110MM-$120MM* – *Strong growth in core client income + ancillary third party sponsorship revenue contributing to increased fee income expectations*
Adjusted Non-Interest Expense[(1)]	$2.675B - $2.775B		*Trending to midpoint of expected range* • *Increases in costs directly associated with increased third party sponsorship income driving overall higher FY expense expectations*
NCOs / Avg Loans	0.20% - 0.25%		*Assumes relatively stable economic environment*
Adjusted Effective Tax Rate[(1)]	20% - 21%		*Trending to the mid-point of range, inclusive of 2Q municipal bond sale*

Note: The Legacy PNFP-SNV merger closed on January 1, 2026 and all purchase accounting adjustments are preliminary as of June 30, 2026 and are subject to change until the measurement period is closed; (1) Non-GAAP financial measure; see appendix for applicable reconciliation; (2) TE - Taxable Equivalent

23

Appendix

Period-End Loan and Deposit Growth

Pinnacle FINANCIAL PARTNERS

($ In millions)	2Q26 Period-End Loans				2Q26 Period-End Deposits			
	2Q26	QoQ $ Change	QoQ % Change	YTD % Change	2Q26	QoQ $ Change	QoQ % Change	YTD % Change
Tennessee/Kentucky	$16,667	$571	4%	5%	$25,639	$159	1%	4%
Carolinas/Virginia/Washington, DC	$15,863	$474	3%	5%	$18,684	$602	3%	8%
Georgia	$15,427	$293	2%	4%	$20,816	$35	—%	—%
South Florida/Greater Florida	$9,813	$(117)	(1)%	1%	$10,495	$(457)	(4)%	(2)%
Alabama/Florida Panhandle	$5,791	$74	1%	2%	$8,321	$165	2%	4%
Total Geographies	**$63,561**	**$1,294**	**2%**	**4%**	**$83,955**	**$504**	**1%**	**3%**
Specialty Lines of Business[1]	$23,053	$1,726	8%	13%	$4,405	$259	6%	9%
Other[2]	$2,127	$(170)	NM	(11)%	$12,538	$32	—%	(3)%
Total (Excluding PAA)[3]	**$88,742**	**$2,850**	**3%**	**6%**	**$100,898**	**$795**	**1%**	**2%**
Accretable Purchase Accounting Loan Mark[4]	$(666)	$(28)	(4)%	NM	$—	$—	N/A	N/A
Total	**$88,076**	**$2,878**	**3%**	**5%**	**$100,898**	**$795**	**1%**	**2%**

Note: The Legacy PNFP-SNV merger closed on January 1, 2026 and all purchase accounting adjustments are preliminary as of June 30, 2026 and are subject to change until the measurement period is closed; Amounts may not add up due to rounding; (1) Specialty includes Specialty loan and deposit verticals; (2) Other Inclusive of loan and deposit activity centrally managed outside of our lines of business; (3) Excluding purchase accounting loan mark; (4) Not shown is the effect of acquired deferred fees, which are subsumed into the mark rather than amortized

25

26 Deposit Mix and Rate Overview 2Q26 1Q26 2Q26 Average Rate % of Total 1Q26 Average Rate % of Total Non-interest Bearing -- 21% -- 21% Interest-Bearing Interest Bearing Demand 2.51% 30% 2.51% 30% Savings 0.35% 2% 0.40% 2% Money Market 2.67% 34% 2.59% 34% Time 3.46% 13% 3.53% 14% Total Interest-Bearing Deposits 2.69% 79% 2.68% 80% Total Deposits 2.14% 100% 2.13% 100%

27 Earning Asset Composition and NII Sensitivity (at June 30, 2026) Note: Amounts may not add up due to rounding; (1) NII sensitivity estimates reflect a static balance sheet; beta sensitivity estimates represent approximations, based on total deposit cost betas 68% 32% Fixed-Rate Variable-Rate Loan Portfolio Fixed-Rate/Variable-Rate Mix 12-Month Estimated Net Interest Income Sensitivity(1) + 100 Bps +2.2% - 100 Bps -1.7% Parallel Rate Impact

28 Securities and Liquidity Overview (at June 30, 2026) Note: Amounts may not add up due to rounding. (1) Est. Taxable Equivalent Yield, as of June 2026; (2) Net duration is inclusive of fair value hedges on AFS securities; (3) Additional collateral pledged effective 7/15, with an as of date of June 30, 2026; (4) Equals uninsured deposits minus collateralized Focus on liquidity, earnings and rate risk management $20.9B Portfolio Book Value ~3.1 Net Duration(2) Gross Duration 3.9 ~4.20% Book Yield – TEY(1) Inclusive of AFS hedges Notable Liquidity Sources ($ in billions) FRB Cash $6.8 FHLB Capacity $5.6 Unencumbered Securities $12.9 Discount Window Capacity $7.2 Total $32.5 Incremental Discount Window Capacity(3) $6.6 Total $39.1 Securities Portfolio Breakout Insured 50% Uninsured (ex. Coll.)(4) 39% Collateralized 11% Total Deposits: $101B Sector Allocations Other, 3% +6% QoQ

Cash Flow Derivatives Portfolio Overview

Pinnacle FINANCIAL PARTNERS

Strategy aims to protect margin & minimize capital volatility

Highlights

- Receive-fixed Cash Flow swaps against loans: $2.50B notional
  - *Converts floating-rate loan exposure to fixed and locking in net interest margin for down rate protection*
- Interest rate options: ~$8.25B effective notional *(as of 4Q26)*
  - *Cash Flow Floors against floating rate loans*
  - *Cash Flow Collars against floating rate loans*
  - *Cash Flow Caps against indexed deposits*

Cash Flow Hedge Portfolio (Avg. Notional) *($ in millions)*



10,000
8,000
6,000
4,000
2,000
0
-2,000
-4,000
-6,000
Receive-Fixed Swaps (CF)
Floors
Collars
Caps(1)
2Q26
3Q26
4Q26
1Q27
2Q27
3Q27
4Q27
1Q28
2Q28

Strategy	Next 4 Quarters 3Q26	4Q26	1Q27	2Q27
Receive-Fixed Swaps (CF)	$2.50B	$2.50B	$2.50B	$2.50B
Avg. Rate - RF CF Swaps	**3.28%**	**3.28%**	**3.28%**	**3.28%**

Strategy	Apprx. Strike[2]	Next 4 Quarters 3Q26	4Q26	1Q27	2Q27
Floors	2.70%	$3.12B	$3.12B	$4.12B	$4.12B
Collars	4.45%/6.85%	$875M	$875M	$875M	$875M
Caps	3.60%	$3.75B	$4.25B	$4.25B	$4.25B

Note: Representation is limited to cash-flow hedging strategies; excludes fair-value hedge derivative positions (1) Represents long positions in interest rate caps, which are reflected as negatives in the graphic representation for purposes of complementing the counterbalancing exposure relative to the other cash-flow strategies included in the graph (2) Projected effective strikes as of 4Q26

29

30 Allowance for Credit Losses ($ in millions) $1,014 $1 $8 $24 $(18) $1,029 1Q26 Economic Forecast Qualitative Net Growth Individual 2Q26 1.19% 1.17% Economic Scenario Assumptions and Weightings Note: The Legacy PNFP-SNV merger closed on January 1, 2026 and all purchase accounting amounts are preliminary as of June 30, 2026 and are subject to change until the measurement period is closed; Amounts may not add up due to rounding; (1) Upside refers to Moody's June 2026 "S1" Upside 10th Percentile scenario; (2) Downside refers to Moody's June 2026 "S3" Downside 10th Percentile scenario; (3) Slow Growth refers to Moody's June 2026 "S5" Slow Growth; (4) Corresponds to Moody's June 2026 scenarios 2Q26 Change from 2026(4) 2027(4) Scenario Model Weighting Previous Quarter GDP Unemployment GDP Unemployment Consensus Baseline 50% —% 2.1% 4.3% 2.0% 4.3% Upside(1) 10% —% 2.4% 4.0% 3.0% 3.6% Downside(2) 20% —% 1.1% 5.4% (1.6)% 8.3% Slow Growth(3) 20% —% 1.9% 4.5% 1.1% 5.6% Weighted Average 1.9% 4.5% 1.2% 5.3% ACL/Loans:

31 Consumer Portfolio $13.4B CRE Portfolio $23.6B C&I Portfolio $51.1B 2Q26 Portfolio Characteristics C&I CRE Consumer NPL Ratio 0.40% 0.52% 0.63% QTD Net Charge-off Ratio (annualized) 0.29% 0.01% 0.35% 30+ Days Past Due Ratio 0.10% 0.07% 0.44% 90+ Days Past Due Ratio 0.01% 0.01% 0.01% Amounts may not add up due to rounding Loan Portfolio by Category 42% 16% 8% 7% 4% 3% 3% 2% 13% 2% C&I Non-Real Estate Related C&I Owner-Occupied Other CRE Multi-Family Retail Office Hotel Residential C&D & Land Consumer Real Estate Consumer Non-Real Estate Highly Diverse Loan Portfolio • C&I portfolio is well-diversified among multiple lines-of-business • Diverse C&I industry mix aligned with economic and demographic drivers • SNCs total $11.1B, ~7.5% of which is agented by PNFP • Leveraged loans total $4.7B • 88% are income-producing properties • Diversity among property types and geographies • 83% of NPL balance comprised of 3 credits (1 Senior Housing, 1 Office and 1 Multi-Family) • 86% of Consumer loans secured by real estate • Consumer portfolio credit quality remains healthy

32 10% 4% 4% 4% 3% 3% 3% 3% Finance/Insurance Senior Housing Retail Trade Accommodations & Food Services Lessors of Real Estate Wholesale Trade Healthcare and Social Assistance Manufacturing Portfolio Characteristics 2Q26 NPL Ratio 0.40% Net Charge-off Ratio (annualized) 0.29% 30+ Days Past Due Ratio 0.10% 90+ Days Past Due Ratio 0.01% Largest C&I Industry Concentrations as a % of Total Loans at June 30, 2026 Amounts may not add up due to rounding; (1) Senior Housing is a subset of NAICS 62 Healthcare and Social Assistance and Lessors of Real Estate is a subset of NAICS 53 (1) (1) Commercial and Industrial Loan Portfolio

Commercial Real Estate Loan Portfolio

Pinnacle Financial Partners

CRE Concentrations as a % of Total Loans at June 30, 2026



Multi-Family 7%
Retail 4%
Warehouse/Industrial 4%
Office 3%
Hotels 3%
Other Investment Properties 2%
1-4 Family Perm/Mini-Perm 1%
Land Acquisition & Dev 1%
1-4 Family Construction 1%

- **Investment Properties portfolio represent 88% of total CRE portfolio**
  - The portfolio is well diversified among property types
- **2Q26 CRE Portfolio Characteristics**
  - 0.52% NPL Ratio
  - 0.01% Net Charge-Off Ratio (annualized)
  - 0.07% 30+ Day Past Due Ratio
  - 0.01% 90+ Day Past Due Ratio

	INVESTMENT PROPERTIES						LAND, DEVELOPMENT AND RESIDENTIAL PROPERTIES	
Portfolio Characteristics *(as of June 30, 2026)*	Office Building	Multi-Family	Retail	Hotels	Other Investment Properties	Warehouse/ Industrial	Residential Properties[(1)]	Development & Land
Balance (in millions)	$2,684	$6,592	$3,658	$2,528	$1,992	$3,294	$1,917	$931
Weighted Average LTV[(2)]	53.5%	49.9%	53.9%	49.9%	53.2%	49.3%	NA	NA
NPL Ratio	1.28%	0.53%	0.05%	0.00%	2.53%	0.00%	0.10%	0.02%
Net Charge-off Ratio (annualized)	0.01%	0.00%	0.05%	0.00%	0.00%	0.01%	0.07%	(0.03)%
30+ Days Past Due Ratio	0.04%	0.00%	0.08%	0.00%	0.27%	0.04%	0.26%	0.04%
90+ Days Past Due Ratio	0.00%	0.00%	0.00%	0.00%	0.00%	0.03%	0.04%	0.00%

Amounts may not add up due to rounding; (1) Includes 1-4 Family Construction and 1-4 Family Perm/Mini-Perm (primarily rental homes); (2) LTV calculated by dividing the June 30, 2026 commitment amount and any senior lien by the most recent appraisal (typically at origination)

33

34 Portfolio Characteristics 2Q26 NPL Ratio 0.63% Net Charge-off Ratio (annualized) 0.35% 30+ Days Past Due Ratio 0.44% 90+ Days Past Due Ratio 0.01% Consumer Concentrations as a % of Total Loans at June 30, 2026 10% 3% 2% .3% Consumer Mortgages Home Equity Lines Other Consumer Consumer Card Amounts may not add up due to rounding • 86% of Consumer portfolio is backed by residential real estate • Other Consumer includes secured and unsecured products Consumer Loan Portfolio

35 BHG Credit Quality Continues to Impress Sophisticated credit scoring models produce impressive resultsBHG 2Q26 Overview • Pinnacle's equity-method investment income was $24MM in 2Q26 • Underlying collateral profile and performance remains relatively stable • Origination volumes of $2.4B for 2Q and $3.8B year-to-date • Delivering on an intentional strategy to manage a robust and well diversified funding platform, with lesser reliance upon the traditional bank network Credit Statistics(1) Source: BHG Internal Data; (1) Credit statistics based on BHG's managed portfolio, including both on and off balance sheet, across placement channels 62% 38% 34% 25% 25% 36% 36% 50% 13% 26% 30% 25% Community Bank Network Loan Sales Term Loan Financing/Securitizations 2024 2025 1Q26 2Q26 Historical Funding Execution Loan Originations ($ in billions) $1.55 $2.71 $3.84 1Q 2Q 2024 2025 2026

36 ($ in millions, except per share data, share count in thousands) 2Q26 1Q26 2Q25 Net income available to common shareholders $313 $135 $155 Valuation adjustment to Visa derivative 2 1 — Investment securities losses (gains), net 29 (3) — Merger-related expense(1) 51 275 — Tax effect of adjustments(2) (16) (45) — Adjusted net income available to common shareholders $379 $363 $155 Weighted average common shares outstanding, diluted 151,468 151,471 77,277 Net income per common share, diluted(3) $2.07 $0.89 $2.00 Adjusted net income per common share, diluted(3) $2.50 $2.39 $2.00 Amounts may not total due to rounding; (1) A portion of this item was non-taxable. (2) A blended tax rate of 16.4% was applied to merger-related expense which takes into consideration the deductibility and non-deductibility of certain merger-related expense items for tax purposes and an assumed 24% marginal rate was applied to all other adjusted items for 2026. For 2025 an assumed marginal tax rate of 25% was applied. (3) Amounts have been calculated using whole dollar values. Non-GAAP Financial Measures

37 ($ in millions) 2Q26 1Q26 2Q25 Net income $328 $150 $159 Valuation adjustment to Visa derivative 2 1 — Investment securities (gains) losses, net 29 (3) — Merger-related expense (1) 51 275 — Tax effect of adjustments(2) (16) (45) — Adjusted net income $394 $378 $159 Net income annualized(3) $1,316 $608 $638 Adjusted net income annualized(3) $1,580 $1,531 $638 Total average assets $124,187 $121,247 $53,824 Return on average assets (annualized)(3) 1.06% 0.50% 1.18% Adjusted return on average assets (annualized)(3) 1.27% 1.26% 1.18% Non-GAAP Financial Measures, Continued Amounts may not total due to rounding; (1) A portion of this item was non-taxable. (2) A blended tax rate of 16.4% was applied to merger-related expense which takes into consideration the deductibility and non-deductibility of certain merger-related expense items for tax purposes and an assumed 24% marginal rate was applied to all other adjusted items for 2026. For 2025 an assumed marginal tax rate of 25% was applied. (3) Amounts have been calculated using whole dollar values.

Non-GAAP Financial Measures, Continued

Pinnacle FINANCIAL PARTNERS

($ in millions)	2Q26	1Q26	2Q25	2026	2025
Net income available to common shareholders	$313	$135	$155	$448	$291
Valuation adjustment to Visa derivative	2	1	—	3	—
Investment securities (gains) losses, net	29	(3)	—	26	13
Merger-related expense[1]	51	275	—	326	—
Tax effect of adjustments[2]	(16)	(45)	—	(60)	(3)
Adjusted net income available to common shareholders	$379	$363	$155	$743	$301
Adjusted net income available to common shareholders annualized[3]	$1,520	$1,471	$622	$1,498	$607
Amortization of intangibles, tax effected, annualized [2][3]	142	147	4	145	4
Adjusted net income available to common shareholders excluding amortization of intangibles annualized [3]	$1,662	$1,618	$626	$1,643	$611
Net income available to common shareholders annualized [3]	$1,255	$546	$622	$903	$587
Amortization of intangibles, tax effected, annualized [2][3]	142	147	4	145	4
Net income available to common shareholders excluding amortization of intangibles annualized [3]	$1,397	$693	$626	$1,048	$591
Total average shareholders' equity less preferred stock	$13,941	$13,805	$6,385	$13,874	$6,342
Average goodwill	(3,479)	(3,583)	(1,849)	(3,529)	(1,849)
Average other intangible assets, net	(1,069)	(1,079)	(21)	(1,074)	(21)
Total average tangible shareholders' equity less preferred stock	$9,393	$9,143	$4,515	$9,271	$4,472
Return on average common equity (annualized)[3]	9.01%	3.96%	9.72%	6.51%	9.26%
Adjusted return on average common equity (annualized)[3]	10.90	10.65	9.72	10.78	9.56
Return on average tangible common equity (annualized)[3]	**14.89**	**7.58**	**13.84**	**11.30**	**13.23**
Adjusted return on average tangible common equity (annualized)[3]	**17.70**	**17.69**	**13.84**	**17.70**	**13.66**

Amounts may not total due to rounding; (1) A portion of this item was non-taxable. (2) A blended tax rate of 16.4% was applied to merger-related expense which takes into consideration the deductibility and non-deductibility of certain merger-related expense items for tax purposes and an assumed 24% marginal rate was applied to all other adjusted items for 2026. For 2025 an assumed marginal tax rate of 25% was applied. (3) Amounts have been calculated using whole dollar values.

38

39Amounts may not total due to rounding. (1) Amounts have been calculated using whole dollar values. Non-GAAP Financial Measures, Continued ($ in millions) 2Q26 1Q26 2Q25 Total non-interest expense $721 $952 $286 Merger-related expense (51) (275) — Valuation adjustment to Visa derivative (2) (1) — Fair value adjustment on non-qualified deferred compensation (6) 1 — Adjusted non-interest expense $662 $677 $286 Adjusted non-interest expense $662 $677 $286 Amortization of intangibles (46) (48) (1) Adjusted tangible non-interest expense 616 629 285 Net interest income 956 933 380 Taxable equivalent (TE) adjustment 12 14 13 Total non-interest revenue 247 284 125 Total TE revenue $1,215 $1,231 $518 Investment securities (gains) losses, net 29 (3) — Fair value adjustment on non-qualified deferred compensation (6) 1 — Adjusted total revenue (TE) $1,238 $1,229 $518 Efficiency ratio-(TE)(1) 59.4% 77.4% 55.2% Adjusted tangible efficiency ratio(1) 49.8% 51.3% 54.9% Adjusted total revenue (TE) $1,238 $1,229 $518 Adjusted non-interest expense (662) (677) (286) Adjusted PPNR $576 $552 $232

40Amounts may not total due to rounding. (1) Amounts have been calculated using whole dollar values. Non-GAAP Financial Measures, Continued ($ in millions, except per share data, share count in thousands) June 30, 2026 December 31, 2025 June 30, 2025 Total assets $129,055 $57,706 $54,801 Goodwill (3,479) (1,849) (1,849) Core deposits and other intangible assets, net (1,045) (30) (19) Tangible assets $124,531 $55,827 $52,933 Total equity $14,828 $7,044 $6,637 Goodwill (3,479) (1,849) (1,849) Core deposits and other intangible assets, net (1,045) (30) (19) Preferred Stock (781) (217) (217) Tangible common equity $9,523 $4,948 $4,552 Total shareholders’ equity to total assets ratio(1) 11.49% 12.21% 12.11% Tangible common equity ratio(1) 7.65% 8.86% 8.60% Tangible common equity $9,523 $4,948 $4,552 Common shares outstanding 151,111 77,662 77,548 Book value per common share(1) $92.96 $87.90 $82.79 Tangible book value per common share(1) $63.02 $63.71 $58.70

Reconciliation of Non-GAAP Financial Measures

Pinnacle FINANCIAL PARTNERS

	2Q26	1Q26	4Q25	3Q25	2Q25	1Q25	4Q24	3Q24	2Q24	1Q24	4Q23	3Q23	2Q23	1Q23	4Q22	3Q22	2Q22	1Q22
Net income available to common shareholders	$ 313	$ 135	$ 166	$ 169	$ 155	$ 137	$ 147	$ 143	$ 49	$ 120	$ 91	$ 129	$ 194	$ 133	$ 134	$ 145	$ 141	$ 125
Investment (gains) losses on sales of securities, net	29	(3)	4	—	—	12	—	—	72	—	—	9	10	—	—	—	—	—
Valuation adjustment to Visa derivative	2	1	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—
Gain on sale of fixed assets as a result of sale leaseback	—	—	—	—	—	—	—	—	—	—	—	—	(86)	—	—	—	—	—
ORE expense (income)	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—
FDIC special assessment	—	—	(7)	—	—	—	—	—	—	7	29	—	—	—	—	—	—	—
Loss on BOLI restructuring	—	—	—	—	—	—	—	—	—	—	16	—	—	—	—	—	—	—
Recognition of mortgage servicing asset	—	—	—	—	—	—	—	—	—	(12)	—	—	—	—	—	—	—	—
Fees related to terminating agreement to resell securities previously purchased and professional fees associated with capital optimization initiatives	—	—	—	—	—	—	—	—	28	—	—	—	—	—	—	—	—	—
Merger-related expense	51	275	14	8	—	—	—	—	—	—	—	—	—	—	—	—	—	—
Tax effect on above noted adjustments	(16)	(45)	(3)	(2)	—	(3)	—	—	(25)	1	(7)	(2)	19	—	—	—	—	—
Net income available to common shareholders excluding above noted adjustments	$ 379	$ 363	$ 174	$ 175	$ 155	$ 146	$ 147	$ 143	$ 124	$ 116	$ 129	$ 136	$ 137	$ 133	$ 134	$ 145	$ 141	$ 125
Diluted earnings per common share	$ 2.07	$ 0.89	$ 2.13	$ 2.19	$ 2.00	$ 1.77	$ 1.91	$ 1.86	$ 0.64	$ 1.57	$ 1.19	$ 1.69	$ 2.54	$ 1.76	$ 1.76	$ 1.91	$ 1.86	$ 1.65
Less:																		
Investment (gains) losses on sales of securities	0.19	(0.02)	0.05	—	—	0.16	(0.01)	—	0.94	—	—	0.13	0.13	—	—	—	—	—
Valuation adjustment to Visa derivative	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—
Gain on sale of fixed assets as a result of sale leaseback	—	—	—	—	—	—	—	—	—	—	—	—	(1.13)	—	—	—	—	—
ORE expense (income)	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—
FDIC special assessment	—	—	(0.10)	—	—	—	—	—	—	0.10	0.38	—	—	—	—	—	—	—
Loss on BOLI restructuring	—	—	—	—	—	—	—	—	—	—	0.21	—	—	—	—	—	—	—
Recognition of mortgage servicing asset	—	—	—	—	—	—	—	—	—	(0.15)	—	—	—	—	—	—	—	—
Fees related to terminating agreement to resell securities previously purchased and professional fees associated with capital optimization initiatives	—	—	—	—	—	—	—	—	0.37	—	—	—	—	—	—	—	—	—
Merger-related expenses	0.34	1.82	0.18	0.10	—	—	—	—	—	—	—	—	—	—	—	—	—	—
Tax effect on above noted adjustments	(0.11)	(0.30)	(0.02)	(0.02)	—	(0.04)	—	—	(0.32)	0.01	(0.09)	(0.03)	0.25	—	—	—	—	—
Diluted earnings per common share excluding above noted	$ 2.50	$ 2.39	$ 2.24	$ 2.27	$ 2.00	$ 1.90	$ 1.90	$ 1.86	$ 1.63	$ 1.53	$ 1.68	$ 1.79	$ 1.80	$ 1.76	$ 1.76	$ 1.91	$ 1.86	$ 1.65
Net interest income	$ 956	$ 933	$ 408	$ 397	$ 380	$ 364	$ 364	$ 352	$ 332	$ 318	$ 317	$ 317	$ 315	$ 312	$ 319	$ 306	$ 265	$ 239
Total noninterest income	247	284	135	148	125	98	112	115	34	110	79	91	174	90	82	105	125	103
Total revenues	1,203	1,217	542	545	505	463	475	467	367	428	396	408	489	402	402	411	390	343
Less: Investment (gains) losses on sales of securities, net	29	(3)	4	—	—	12	—	—	72	—	—	9	10	—	—	—	—	—
Gain on sale of fixed assets as a result of sale leaseback	—	—	—	—	—	—	—	—	—	—	—	—	(86)	—	—	—	—	—
Loss on BOLI restructuring	—	—	—	—	—	—	—	—	—	—	7	—	—	—	—	—	—	—
Recognition of mortgage servicing asset	—	—	—	—	—	—	—	—	—	(12)	—	—	—	—	—	—	—	—
Fair value adjustment on non-qualified deferred compensation	(6)	1	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—
Total revenues, excluding above noted adjustments	$ 1,226	$ 1,215	$ 546	$ 545	$ 505	$ 475	$ 475	$ 467	$ 439	$ 416	$ 403	$ 417	$ 413	$ 402	$ 402	$ 411	$ 390	$ 343
Book value per common share	$ 92.96	$ 91.42	$ 87.90	$ 85.60	$ 82.79	$ 81.57	$ 80.46	$ 79.33	$ 77.15	$ 76.23	$ 75.80	$ 73.23	$ 73.32	$ 71.24	$ 69.35	$ 67.07	$ 66.74	$ 66.30
Adjustment due to goodwill, core deposit and other intangible	$ (29.94)	$ (30.24)	$ (24.19)	$ (24.07)	$ (24.09)	$ (24.10)	$ (24.22)	$ (24.21)	$ (24.23)	$ (24.25)	$ (24.42)	$ (24.45)	$ (24.47)	$ (24.49)	$ (24.61)	$ (24.63)	$ (24.66)	$ (24.65)
Tangible book value per common share	$ 63.02	$ 61.18	$ 63.71	$ 61.53	$ 58.70	$ 57.47	$ 56.24	$ 55.12	$ 52.92	$ 51.98	$ 51.38	$ 48.78	$ 48.85	$ 46.75	$ 44.74	$ 42.44	$ 42.08	$ 41.65

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